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                                                            EXHIBIT NO. 99.10(d)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference made to our firm under the caption "Financial Highlights" in the Supplement to the Current Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 56 to Registration Statement No. 33-1657 on Form N-1A of our report dated July 9, 2004 on the financial statements and financial highlights of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Growth Allocation Fund and MFS Moderate Allocation Fund, each a series of MFS Series Trust X, included in the Funds' 2004 Annual Report to Shareholders.


                                           ERNST & YOUNG LLP
                                           -----------------------------
                                           Ernst & Young LLP

Boston, Massachusetts
March 28, 2005